Exhibit 99.1

Electronic Arts Reports Q4 FY17 and

Full Year FY17 Financial Results

REDWOOD CITY, CA - May 9, 2017 - Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its fourth fiscal quarter and fiscal year ended March 31, 2017.

“Fiscal 2017 was a milestone year for Electronic Arts, defined by groundbreaking games and live services that delivered more fun and connected more players with their friends,” said Chief Executive Officer Andrew Wilson. “In Fiscal 2018, we are focused on innovating for our players with extraordinary new experiences across our portfolio, continuing to grow our global network, and extending our reach across new platforms and more ways to play.”
“We generated record net sales and operating cash flow in fiscal 2017, driven by our ongoing transition to digital as well as our increasing success with live services,” said Chief Financial Officer Blake Jorgensen. “Our long-term vision, to leverage deep player engagement to drive growth and profitability, is enabling us to execute on our near-term financial goals to increase revenue, earnings and cash generation.”
News and ongoing updates regarding EA and its games are available on EA’s blog at www.ea.com/news.

Selected Operating Highlights and Metrics:

•	Digital net sales* of $3.034 billion for fiscal 2017; this represents 61% of total net sales, up 20% year-over-year.

•	EA was the #1 publisher on PlayStation®4 and Xbox One consoles in the Western World for fiscal 2017, based on available sources and EA estimates.

•	Through the end of FY17, Battlefield™ 1 had more than 19 million players joining the game, a 50% increase over Battlefield 4™ in the comparable period.

•	More than 21 million players have joined FIFA 17 to date including more than 12 million players that have engaged in our new story mode “The Journey”.

•	FIFA Ultimate Team™ had 13% more players year-over-year through the end of Q4.

•	In Q4, average gameplay time per player in STAR WARS™: Galaxy of Heroes reached a new record high of 162 minutes per day.

•	Monthly active users in Q4 for The Sims™ 4 increased 33% year-over-year.

* Net sales is defined as the net amount of products and services sold digitally or sold-in physically in the period.

Selected Financial Highlights and Metrics:
All financial measures are presented on a GAAP basis.

•	Net cash provided by operating activities for the fourth quarter was $407 million.

•	Net cash provided by operating activities for the fiscal year was a record $1.383 billion.

•	In Q4, EA repurchased 1.5 million shares for $125 million.

•	In fiscal 2017, EA repurchased 6.5 million shares for $508 million.

•	EA announced a new $1.2 billion, two-year stock repurchase program.

Quarterly Financial Highlights:
(in millions, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Digital net revenue	$934	$715
Packaged goods and other net revenue	593	593
Total net revenue	$1,527	$1,308

Net income	$566	$899
Diluted earnings per share	$1.81	$2.79*

Operating cash flow	$407	$396

Value of shares repurchased	$125	$634
Number of shares repurchased	1.5	9.9

*Included an income tax credit due to the reversal of the valuation allowance EA had against its U.S. deferred tax assets. This credit increased diluted GAAP earnings per share for the fourth quarter fiscal 2016 but had no impact on cash flow.

While EA no longer reports certain non-GAAP financial measures, the following GAAP-based financial data and a long-term tax rate of 21% are used internally by company management to adjust its GAAP results in order to assess EA’s operating results:

	Three Months Ended March 31, 2017
		GAAP-Based Financial Data
(in millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
Net revenue	$1,527	$—	$(435)	$—
Cost of revenue	202	—	—	(1)
Gross profit	1,325	—	(435)	1
Total operating expenses	608	(1)	—	(51)
Operating income	717	1	(435)	52
Interest and other income (expense), net	(1)	—	—	—
Income before provision for income taxes	$716	$1	$(435)	$52
Number of shares used in computation
Diluted	312

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-Q for the quarter ended December 31, 2016.

Fiscal Year Financial Highlights:
(in millions, except per share amounts)

	Twelve Months Ended March 31,
	2017	2016
Digital net revenue	$2,874	$2,409
Packaged goods and other net revenue	1,971	1,987
Total net revenue	$4,845	$4,396

Net income	$967	$1,156
Diluted earnings per share	$3.08	$3.50*

Operating cash flow	$1,383	$1,223

Value of shares repurchased	$508	$1,018
Number of shares repurchased	6.5	15.7

*Included an income tax credit due to the reversal of the valuation allowance EA had against its U.S. deferred tax assets. This $453 million credit increased diluted GAAP earnings per share for fiscal year 2016 by $1.37 per share to $3.50, but had no impact on cash flow.

While EA no longer reports certain non-GAAP financial measures, the following GAAP-based financial data and a long-term tax rate of 21% are used internally by company management to adjust its GAAP results in order to assess EA’s operating results:

	Twelve Months Ended March 31, 2017
		GAAP-Based Financial Data
(in millions)	Statement of Operations	Acquisition-related expenses	Amortization of debt discount and loss on conversion of notes	Change in deferred net revenue (online-enabled games)	Stock-based compensation
Net revenue	$4,845	$—	$—	$97	$—
Cost of revenue	1,298	(43)	—	—	(3)
Gross profit	3,547	43	—	97	3
Total operating expenses	2,323	(6)	—	—	(193)
Operating Income	1,224	49	—	97	196
Interest and other income (expense), net	(14)	—	2	—	—
Income before provision for income taxes	$1,210	$49	$2	$97	$196
Number of shares used in computation
Diluted	314
Stock Repurchase Program

EA has announced a new program to repurchase up to $1.2 billion of EA’s common stock. This new stock repurchase program expires on May 31, 2019.

Under the program, EA may purchase stock in the open market or through privately negotiated transactions in accordance with applicable securities laws, including pursuant to pre-arranged stock trading plans. The timing and actual amount of the stock repurchases will depend on several factors including price, capital availability, regulatory requirements, alternative investment opportunities and other market conditions. EA is not obligated to repurchase any specific number of shares under the program and the repurchase program may be modified, suspended or discontinued at any time.

Business Outlook as of May 9, 2017

The following forward-looking statements reflect expectations as of May 9, 2017. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2018 Expectations - Ending March 31, 2018

Financial metrics:

•	Net revenue is expected to be approximately $5.075 billion.

◦	Change in deferred net revenue (online-enabled games) is expected to be approximately $25 million.

•	Net income is expected to be approximately $1.125 billion.

•	Diluted earnings per share is expected to be approximately $3.57.

•	Operating cash flow, reflecting the recently adopted accounting standard related to stock-based compensation discussed below, is expected to be approximately $1.575 billion.

•	The Company estimates a share count of 315 million for purposes of calculating fiscal year 2018 diluted earnings per share.

Operational metric:

•	Net sales is expected to be approximately $5.100 billion.

In addition, the following outlook for GAAP-based financial data and a long-term tax rate of 21% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Twelve Months Ending March 31, 2018
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
($ in millions)
Digital net revenue	$3,295	-	80	-
Packaged goods & other net revenue	1,780	-	(55)	-
Total net revenue	5,075	-	25	-
Cost of revenue	1,276	-	-	(1)
Operating expense	2,420	(6)	-	(239)
Income before provision for income taxes	1,364	6	25	240
Net income	$1,125
Diluted shares	315

First Quarter Fiscal Year 2018 Expectations - Ending June 30, 2017

Financial metrics:

•	Net revenue is expected to be approximately $1.425 billion.

◦	Change in deferred net revenue (online-enabled games) is expected to be approximately ($675) million.

•	Net income is expected to be approximately $605 million.

•	Diluted earnings per share is expected to be approximately $1.93.

•	The Company estimates a share count of 314 million for purposes of calculating first quarter fiscal 2018 diluted earnings per share.

Operational metric:

•	Net sales is expected to be approximately $750 million.

In addition, the following outlook for GAAP-based financial data and a long-term tax rate of 21% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Three Months Ending June 30, 2017
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
($ in millions)
Total net revenue	$1,425	-	(675)	-
Cost of revenue	157	-	-	-
Operating expense	546	(1)	-	(50)
Income before provision for income taxes	724	1	(675)	50
Net income	$605
Diluted shares	314

Impact of Recently Adopted Accounting Standard

Starting in Q1 fiscal 2018, EA will adopt FASB ASU 2016-09 related to stock-based compensation. The new guidance will require EA to change how it reports the cash effects of stock-based compensation in the statement of cash flow. It does not impact total cash and cash flow, but it does increase operating cash flow and decrease cash flow from financing activities. The following table reflects the impact of this standard on operating cash flow for the periods presented:

	Twelve Months Ended March 31,
	2018	2017	2016
($ in millions)	Guidance	Actuals	Actuals
Operating cash flow under current GAAP	$1,440	$1,383	$1,223
Operating cash flow under ASU 2016-09	1,575	1,578	1,465
Impact of ASU 2016-09 on operating cash flow	$135	$195	$242

Conference Call and Supporting Documents

Electronic Arts will host a conference call on May 9, 2017 at 2:00 pm PT (5:00 pm ET) to review its results for the fourth quarter and fiscal year ended March 31, 2017 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number 844-215-4106 (domestic) or 918-534-8313 (international), using the password “EA” or via webcast at EA’s IR Website at http://ir.ea.com.

EA has posted a slide presentation and a financial model of EA’s historical results and guidance on EA’s IR Website. EA will also post the prepared remarks and a transcript from the conference call on EA’s IR Website.

A dial-in replay of the conference call will be available until May 22, 2017 at 855-859-2056 (domestic) or 404-537-3406 (international) using pin code 90756832. An audio webcast replay of the conference call will be available for one year on EA’s IR Website.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2018 expectations under the heading “Business Outlook as of May 9, 2017,” contain forward-looking statements that are subject to change.  Statements including words such as “anticipate,” “believe,” “estimate” or “expect” and statements in the future tense are forward-looking statements.  These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to develop and support digital products and services, including managing online security and privacy; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to develop and implement new technology; foreign currency exchange rate fluctuations; general economic conditions; and other factors described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2016.

These forward-looking statements are current as of May 9, 2017. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Annual Report on Form 10-K for the fiscal year ended March 31, 2017.  Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended March 31, 2017.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers. EA has more than 300 million registered players around the world.

In fiscal year 2017, EA posted GAAP net revenue of $4.8 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as The Sims™, Madden NFL, EA SPORTS™ FIFA, Battlefield™, Need for Speed™, Dragon Age™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.

Ultimate Team, EA SPORTS, Battlefield, Battlefield 4, The Sims, Need for Speed, Dragon Age, and Plants vs. Zombies are trademarks of Electronic Arts Inc. STAR WARS © & TM 2015, 2017Lucasfilm Ltd. All rights reserved. John Madden, NFL and FIFA are the property of their respective owners and used with permission.

For additional information, please contact:

Chris Evenden	John Reseburg
Vice President, Investor Relations	Vice President, Corporate Communications
650-628-0255	650-628-3601
cevenden@ea.com	jreseburg@ea.com

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statement of Operations
(in $ millions, except share per data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2017	2016	2017	2016 [1]
Net revenue
Product	887	695	2,640	2,497
Service and other	640	613	2,205	1,899
Total net revenue	1,527	1,308	4,845	4,396
Cost of revenue
Product	97	70	893	938
Service and other	105	156	405	416
Total cost of revenue	202	226	1,298	1,354
Gross profit	1,325	1,082	3,547	3,042
Operating expenses:
Research and development	335	282	1,205	1,109
Marketing and sales	162	153	673	622
General and administrative	110	110	439	406
Amortization of intangibles	1	1	6	7
Total operating expenses	608	546	2,323	2,144
Operating income	717	536	1,224	898
Interest and other income (expense), net	(1)	(10)	(14)	(21)
Income before provision for (benefit from) income taxes	716	526	1,210	877
Provision for (benefit from) income taxes	150	(373)	243	(279)
Net income	566	899	967	1,156
Earnings per share
Basic	1.84	2.93	3.19	3.73
Diluted	1.81	2.79	3.08	3.50
Number of shares used in computation
Basic	308	307	303	310
Diluted	312	322	314	330

1Derived from audited consolidated financial statements.

Results (in $ millions, except per share data)
The following table reports the variance of the actuals versus our guidance for the three months ended March 31, 2017 plus a comparison to the actuals for the three months ended March 31, 2016.

	Three Months Ended March 31,
	2017		2017	2016
	Guidance	Variance	Actuals	Actuals
Net revenue
Net revenue	1,482	45	1,527	1,308
GAAP-based financial data
Change in deferred net revenue (online-enabled games)	(407)	(28)	(435)	(384)
Cost of revenue
Cost of revenue	242	(40)	202	226
GAAP-based financial data
Acquisition-related expenses	—	—	—	(12)
Stock-based compensation	—	(1)	(1)	(1)
Operating expenses
Operating expenses	591	17	608	546
GAAP-based financial data
Acquisition-related expenses	(1)	—	(1)	(1)
Stock-based compensation	(50)	(1)	(51)	(46)
Income before tax
Income before tax	641	75	716	526
GAAP-based financial data
Acquisition-related expenses	1	—	1	13
Amortization of debt discount and loss on conversion of notes	—	—	—	5
Change in deferred net revenue (online-enabled games)	(407)	(28)	(435)	(384)
Stock-based compensation	50	2	52	47
Tax rate used for management reporting	21%		21%	22%
Earnings per share
Basic	1.66	0.18	1.84	2.93
Diluted	1.64	0.17	1.81	2.79
Number of shares
Basic	309	(1)	308	307
Diluted	313	(1)	312	322

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in $ millions)

	March 31, 2017	March 31, 2016 [1]
ASSETS
Current assets:
Cash and cash equivalents	2,565	2,493
Short-term investments	1,967	1,341
Receivables, net of allowances of $145 and $159, respectively	359	233
Other current assets	308	287
Total current assets	5,199	4,354
Property and equipment, net	434	439
Goodwill	1,707	1,710
Acquisition-related intangibles, net	8	57
Deferred income taxes, net	286	387
Other assets	84	103
TOTAL ASSETS	7,718	7,050
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	87	89
Accrued and other current liabilities	789	710
0.75% convertible senior notes due 2016, net	—	161
Deferred net revenue (online-enabled games)	1,539	1,458
Total current liabilities	2,415	2,418
Senior notes, net	990	989
Income tax obligations	104	80
Deferred income taxes, net	1	2
Other liabilities	148	163
Total liabilities	3,658	3,652
0.75% convertible senior notes due 2016	—	2
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	1,049	1,349
Retained earnings	3,027	2,060
Accumulated other comprehensive loss	(19)	(16)
Total stockholders’ equity	4,060	3,396
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	7,718	7,050

1Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in $ millions)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2017	2016	2017	2016 [1]
OPERATING ACTIVITIES
Net income	566	899	967	1,156
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	32	48	172	197
Stock-based compensation	52	47	196	178
Loss on conversion of convertible notes	—	2	—	10
Change in assets and liabilities:
Receivables, net	231	395	(136)	127
Other assets	(37)	(14)	3	22
Accounts payable	11	(57)	5	13
Accrued and other liabilities	(116)	(128)	(5)	(252)
Deferred income taxes, net	100	(409)	100	(403)
Deferred net revenue (online-enabled games)	(432)	(387)	81	175
Net cash provided by operating activities	407	396	1,383	1,223
INVESTING ACTIVITIES
Capital expenditures	(29)	(30)	(123)	(93)
Proceeds from maturities and sales of short-term investments	313	234	1,281	941
Purchase of short-term investments	(545)	(605)	(1,917)	(1,332)
Net cash (used in) investing activities	(261)	(401)	(759)	(484)
FINANCING ACTIVITIES
Proceeds from issuance of senior notes, net of issuance costs	—	989	—	989
Payment of convertible notes	—	(177)	(163)	(470)
Proceeds from issuance of common stock	39	21	72	107
Excess tax benefit from stock-based compensation	12	13	65	86
Repurchase and retirement of common stock	(125)	(634)	(508)	(1,018)
Net cash provided by (used in) financing activities	(74)	212	(534)	(306)
Effect of foreign exchange on cash and cash equivalents	10	23	(18)	(8)
Increase in cash and cash equivalents	82	230	72	425
Beginning cash and cash equivalents	2,483	2,263	2,493	2,068
Ending cash and cash equivalents	2,565	2,493	2,565	2,493

1Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions, except per share data)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY16	FY17	FY17	FY17	FY17	Change
Net revenue
Net revenue	1,308	1,271	898	1,149	1,527	17%
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[3]	(384)	(589)	200	921	(435)
Gross profit
Gross profit	1,082	1,092	497	633	1,325	22%
GAAP-based financial data
Acquisition-related expenses	12	13	12	18	—
Change in deferred net revenue (online-enabled games)[3]	(384)	(589)	200	921	(435)
Stock-based compensation	1	1	1	—	1
Gross profit % (as a % of net revenue)	83%	86%	55%	55%	87%
Operating income
Operating income (loss)	536	560	(49)	(4)	717	34%
GAAP-based financial data
Acquisition-related expenses	13	15	13	20	1
Change in deferred net revenue (online-enabled games)[3]	(384)	(589)	200	921	(435)
Stock-based compensation	47	48	48	48	52
Operating income (loss) % (as a % of net revenue)	41%	44%	(5%)	—	47%
Net income
Net income (loss)	899	440	(38)	(1)	566	(37%)
GAAP-based financial data
Acquisition-related expenses	13	15	13	20	1
Amortization of debt discount and loss on conversion of notes	5	2	—	—	—
Change in deferred net revenue (online-enabled games)[3]	(384)	(589)	200	921	(435)
Stock-based compensation	47	48	48	48	52
Tax rate used for management reporting	22%	21%	21%	21%	21%
Net income (loss) % (as a % of net revenue)	69%	35%	(4%)	—	37%
Diluted earnings (loss) per share
Earnings (loss) per share	2.79	1.40	(0.13)	(0.00)	1.81	(35%)
Number of diluted shares used in computation
Basic	307	301	301	303	308
Diluted	322	315	301	303	312
Anti-dilutive shares excluded for loss position[2]	—	—	13	10	—
Shares from convertible bond hedge	(3)	(2)	—	—	—

2Diluted earnings per share reflects the potential dilution from common shares (calculated using the treasury stock method), issuable through stock-based compensation plans. When the company incurs a loss, shares issuable through stock-based compensation plans are excluded from the diluted loss per share calculation as inclusion would be anti-dilutive.

3The difference between the balances of deferred net revenue (online-enabled games) does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY16	FY17	FY17	FY17	FY17	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by geography
North America	572	525	389	561	644	13%
International	736	746	509	588	883	20%
Total net revenue	1,308	1,271	898	1,149	1,527	17%
North America	(147)	(245)	58	370	(198)
International	(237)	(344)	142	551	(237)
Change in deferred net revenue (online-enabled games)	(384)	(589)	200	921	(435)
North America	44%	41%	43%	49%	42%
International	56%	59%	57%	51%	58%
Total net revenue %	100%	100%	100%	100%	100%

Net revenue by composition
Full game downloads	152	137	94	169	259	70%
Extra content	317	300	240	267	397	25%
Subscriptions, advertising and other	94	87	83	102	113	20%
Mobile	152	165	149	147	165	9%
Total digital	715	689	566	685	934	31%
Packaged goods and other	593	582	332	464	593	—
Total net revenue	1,308	1,271	898	1,149	1,527	17%
Full game downloads	(18)	(53)	(1)	186	(67)
Extra content	(7)	(42)	(68)	195	8
Subscriptions, advertising and other	1	(2)	—	2	—
Mobile	21	(24)	(11)	27	10
Total digital	(3)	(121)	(80)	410	(49)
Packaged goods and other	(381)	(468)	280	511	(386)
Change in deferred net revenue (online-enabled games)	(384)	(589)	200	921	(435)
Full game downloads	12%	11%	10%	15%	17%
Extra content	24%	23%	27%	23%	26%
Subscriptions, advertising and other	7%	7%	9%	9%	7%
Mobile	12%	13%	17%	13%	11%
Total digital	55%	54%	63%	60%	61%
Packaged goods and other	45%	46%	37%	40%	39%
Total net revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY16	FY17	FY17	FY17	FY17	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by platform
Xbox One, PLAYSTATION 4	793	776	513	728	1,039	31%
Xbox 360, PLAYSTATION 3	147	133	64	65	69	(53%)
Other consoles	1	1	1	—	1	—
Total consoles	941	910	578	793	1,109	18%
PC / Browser	195	179	158	190	246	26%
Mobile	151	165	149	148	165	9%
Other	21	17	13	18	7	(67%)
Total net revenue	1,308	1,271	898	1,149	1,527	17%
Xbox One, PLAYSTATION 4	(287)	(441)	177	762	(375)
Xbox 360, PLAYSTATION 3	(93)	(92)	43	3	(40)
Other consoles	(1)	—	—	—	—
Total consoles	(381)	(533)	220	765	(415)
PC / Browser	(27)	(30)	(9)	127	(30)
Mobile	23	(24)	(11)	27	9
Other	1	(2)	—	2	1
Change in deferred net revenue (online-enabled games)	(384)	(589)	200	921	(435)
Xbox One, PLAYSTATION 4	61%	61%	57%	63%	68%
Xbox 360, PLAYSTATION 3	11%	11%	7%	6%	5%
Other consoles	—	—	—	—	—
Total consoles	72%	72%	64%	69%	73%
PC / Browser	15%	14%	18%	17%	16%
Mobile	11%	13%	17%	13%	11%
Other	2%	1%	1%	1%	—
Total net revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY16	FY17	FY17	FY17	FY17	Change
CASH FLOW DATA
Operating cash flow	396	(248)	109	1,115	407	3%
Operating cash flow - TTM	1,223	1,046	1,146	1,372	1,383	13%
Capital expenditures	30	40	29	25	29	(3%)
Capital expenditures - TTM	93	109	120	124	123	32%
Repurchase and retirement of common stock	634	129	127	127	125	(80%)
DEPRECIATION
Depreciation expense	28	29	28	29	29	4%
BALANCE SHEET DATA
Cash and cash equivalents	2,493	2,042	1,746	2,483	2,565
Short-term investments	1,341	1,385	1,520	1,736	1,967
Cash and cash equivalents, and short-term investments	3,834	3,427	3,266	4,219	4,532	18%
Receivables, net	233	246	723	587	359	54%
STOCK-BASED COMPENSATION
Cost of revenue	1	1	1	—	1
Research and development	26	27	27	27	28
Marketing and sales	7	7	8	8	8
General and administrative	13	13	12	13	15
Total stock-based compensation	47	48	48	48	52